Exhibit 3.33

CERTIFICATE OF LIMITED PARTNERSHIP
OF
BRANDYWINE GRANDE B, L.P.

THIS Certificate of Limited Partnership of Brandywine Grande B, L.P. (“the Partnership”) has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 DELC. §17-101, et. seq. to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

1.	Name. The name of the limited partnership formed is Brandywine Grande B, L.P.

2.	Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o PHS Corporate Services, Inc., 1201 Market Street, Suite 1600, New Cards County, Wilmington, DE 19801.

3.	Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is PHS Corporate Services, Inc., 1201 Market Street, Suite 1600, Wilmington, DE 19801.

4.	General Partner. The name and mailing address of the sole general partner of the Partnership is:

Brandywine Grande B Corp. c/o PHS Corporate Services, Inc., 1201 Market Street, Suite 1600 Wilmington, DE 19801.

IN WITNESS WHEREOF, the undersigned general partner has duly executed this Certificate of Limited Partnership as of September 24, 1998.

BRANDYWINE GRANDE B CORP.

By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney, President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:35 PM 09/25/1998 981373114 – 2949904

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP OF BRANDYWINE GRANDE B, L.P.	State of Delaware Secretary of State Division of Corporations Delivered 03:50 PM 09/29/2003 FILED 03:40 PM 09/29/2003 SRV 030625520 – 2949904 FILE

It is hereby certified that:

FIRST: The name of the limited partnership (hereinafter called the “partnership”) is:

SECOND: Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

4.	General Partner. The name and mailing address of the sole general partner of the Partnership is:

Brandywine Realty Trust 401 Plymouth Road, Suite 500 Plymouth Meeting, PA 19462 Montgomery County

The undersigned, a general partner of the partnership, executed this Certificate of Amendment on August 15, 2003.

Withdrawing General Partner:			Added General Partner:

BRANDYWINE GRANDE B CORP.			BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney		By:	/s/ Gerard H. Sweeney

	Name:	Gerard H. Sweeney		Name:	Gerard H. Sweeney
	Title:	President		Title:	President